UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 11, 2002

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 14 pages.

ITEM 5.    OTHER EVENTS

     The purpose of this Current Report on Form 8-K is to file BB&T Corporation's Quarterly Performance Summary for the first quarter of 2002.

EXHIBIT INDEX

Exhibit 99.1 Quarterly Performance Summary issued April 11, 2002

April 11, 2002

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(336) 733-1002

BB&T achieves 18.3% growth in first quarter earnings

               WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE:BBT) reported today first quarter 2002 earnings totaling $309.2 million, or $.66 per diluted share, excluding nonrecurring items. Net income, excluding nonrecurring items, increased 18.3% and diluted earnings per share increased 15.8% compared to recurring results in the first quarter of 2001.

               Net nonrecurring items for the quarter, while immaterial, were comprised of after-tax expenses of $9.4 million associated with acquisitions, offset by the cumulative effect of a change in accounting principle from the implementation of a new accounting rule, which resulted in the recognition of income totaling $9.8 million.

               BB&T's first quarter 2002 results, excluding nonrecurring items, produced an annualized return on average assets of 1.75% and an annualized return on average shareholders' equity of 19.39%, compared to prior year ratios of 1.58% and 19.32%, respectively.

               Cash basis operating results exclude the effects of intangible assets and related amortization expenses. Excluding nonrecurring items, cash basis earnings totaled $312.0 million for the first quarter of 2002, or $.67 per diluted share. These results reflect increases of 11.9% and 9.8%, respectively, compared to results for the first quarter of 2001. Cash basis earnings for the current quarter produced an annualized return on average tangible assets of 1.80%, and an annualized return on average tangible shareholders' equity of 23.46%.

               "I am pleased to announce a strong start to 2002," said Chairman and Chief Executive Officer John A. Allison. "Our earnings benefited from a solid performance by our noninterest income generating businesses, improvement in our net interest margin and our continuing ability to achieve cost savings from acquisitions."

               Including nonrecurring items, net income for the first quarter of 2002 totaled $309.6 million compared to $236.5 million earned in the first quarter of 2001, an increase of 30.9%. On a diluted per share basis, net income for the quarter was $.66, up 29.4% compared to $.51 earned in 2001. Net income for the first quarter generated an annualized return on average assets of 1.76% and an annualized return on average shareholders' equity of 19.41% compared to prior year ratios of 1.43% and 17.48%, respectively.

Noninterest Income Drives Earnings Growth

               Total noninterest income, excluding nonrecurring items, was $374.7 million for the first quarter of 2002, an increase of 22.5% compared to the same period in 2001. This increase was driven by insurance agency commissions, mortgage banking income, investment banking and brokerage fees and commissions and service charges on deposits.

               BB&T's insurance agency network is the 10th largest in the nation. Commissions from the agency network totaled $63.9 million in the first quarter of 2002, up 52.3% compared to the first quarter last year. This significant increase reflects the Jan. 1 purchase of Cooney, Rikard & Curtin, Inc. (CRC), the largest independently owned wholesale insurance broker in the nation, as well as acquisitions of other agencies in 2002 and 2001. Excluding the effect of these acquisitions, insurance agency commissions increased 11.3%.

               BB&T enjoyed record mortgage loan originations in 2001 and continued that trend during the first quarter of this year with $2.8 billion in originations. This strong level of mortgage activity fueled a 22.7% increase in mortgage banking income in the first quarter of 2002 compared to the same period in 2001. BB&T recorded a $9.8 million provision for the impairment of mortgage servicing rights during the quarter because low mortgage rates have spurred significant prepayments in the underlying loans. This provision was offset by securities gains. Excluding the provision, mortgage banking income increased 46.5%.

               Investment banking and brokerage fees and commissions totaled $52.9 million for the quarter, an increase of 21.0% compared to the first quarter last year due to higher trading and fee income in BB&T's brokerage operations. Income from service charges on deposit accounts increased because of growth in accounts, higher transaction volume and income from purchase acquisitions. Service charges on deposits totaled $90.2 million for the first quarter of 2002, an increase of 13.5% compared to the first quarter of 2001.

               Excluding the effect of acquisitions accounted for as purchases, noninterest income totaled $351.8 million in the quarter, reflecting an increase of 15.0% compared to the same period in 2001.

Net Interest Margin Improves to 4.26%

               BB&T's fully taxable equivalent net interest income totaled $685.3 million for the first quarter, an increase of $50.9 million, or 8.0%, compared to the first quarter of 2001. The net interest margin was 4.26% for the quarter, up from 4.14% in the first quarter of 2001 and 4.20% in last year's fourth quarter. BB&T's net interest margin has increased steadily in the last year despite aggressive actions by the Federal Reserve to lower short-term interest rates.

Cost Savings from Acquisitions Aid Expense Control

                BB&T maintained excellent operating efficiency during the quarter. Noninterest expense for the first quarter of 2002, excluding nonrecurring items, was $533.7 million, an increase of 10.1% compared to the first quarter of 2001. However, excluding the effects of acquisitions accounted for as purchases, noninterest expense totaled $504.6 million for the current quarter, an increase of 4.1% compared to the same period last year. BB&T's cash basis efficiency ratio for the quarter was 50.1%.

Overall Loan Growth Slows

               BB&T's loan and lease portfolios totaled $50.2 billion at March 31, an increase of 8.7% compared to the first quarter of 2001. The loan category leading the increase was commercial loans and leases, which increased $3.6 billion, or 14.4%. In addition, BB&T's consumer loan portfolio increased $838.1 million, or 7.5%; revolving credit increased $93.6 million, or 10.9%; and mortgage loans decreased $488.1 million, or 5.1%. For the quarter, average total loans and leases increased 5.6% compared to the first quarter of 2001. Excluding the effects of loans acquired through purchase acquisitions and the effects of loan securitization programs, average loans and leases totaled $51.1 billion for the first quarter, an increase of $1.7 billion, or 3.4%, compared to the same period last year.

Nonperforming Assets and Loan Losses Increase as Expected

               As anticipated, BB&T's nonperforming assets and credit losses increased in the first quarter of 2002. Nonperforming assets as a percentage of total assets increased to .56% compared to .40% at March 31, 2001, and .53% at Dec. 31, 2001. Annualized net charge-offs were .48% of average loans and leases for the first quarter of 2002 compared to .26% in the first quarter of 2001, but down from .54% in the fourth quarter of 2001. Excluding losses at BB&T's specialized lending subsidiaries, annualized net charge-offs for the quarter were .37% of average loans and leases.

               "These levels of nonperforming assets and net charge-offs, though higher than last year because of the recession, still reflect good quality in our portfolios," said Allison. "Our credit quality stacks up very well compared to our peers and the industry. We expect our credit quality indicators to show improvement later this year assuming the economy recovers." According to the FDIC's Quarterly Banking Profile, the fourth quarter 2001 average net charge-off ratio for institutions with assets greater than $10 billion was 1.46%, and the ratio of nonperforming assets to total assets was 1.00%. Industry data for the fourth quarter of 2001 is the most current available.

BB&T Continues to Pursue Strategic Acquisitions in 2002

               On Jan. 1, BB&T acquired Birmingham, Ala.-based CRC. The transaction has substantially increased and diversified revenues from BB&T's insurance operations, as evidenced by the strong growth in agency insurance commissions during the quarter.

               On March 8, BB&T completed its acquisition of Louisville, Ky.-based MidAmerica Bancorp. The transaction marks BB&T's initial presence in the economically vibrant Louisville market. MidAmerica has $2.0 billion in assets and operates 30 banking offices in the Louisville metropolitan statistical area.

               On March 20, BB&T consummated its merger with AREA Bancshares Corporation of Owensboro, Ky. AREA has $2.9 billion in assets and operates 72 banking offices throughout Kentucky. The acquisition of AREA, combined with the MidAmerica merger, increased BB&T's assets in Kentucky to more than $5 billion and its market share in the state from 32nd to 3rd.

               BB&T Insurance Services purchased three high-quality insurance agencies during the quarter. On Jan. 2, the acquisition of O'Neal and Hinson Insurance Services of Macon, Ga., was completed. On Feb. 1, Professional Benefits Management, Inc., of Greensboro, N.C., joined the BB&T team, and on March 1, the acquisition of Kaplan Insurance Services, Inc. of Macon, Ga., was completed.

               On April 5, BB&T completed its acquisition of The Pfefferkorn Company, a mortgage banking company based in Winston-Salem, N.C. The Pfefferkorn Company has a mortgage servicing portfolio of $840 million. This acquisition further strengthens BB&T's position as the No. 1 mortgage originator in North Carolina.

               BB&T also expanded its asset management and investment banking and brokerage operations during the quarter. BB&T Asset Management announced on Jan. 31 plans to acquire Virginia Investment Counselors Inc. (VIC) of Norfolk, Va. With $1.2 billion in assets under management, VIC is an investment advisory firm offering services in 20 states. Scott & Stringfellow, BB&T's investment banking and brokerage subsidiary, announced on Jan. 28 an agreement to buy Ryan, Lee & Co. Inc., an investment banking and brokerage firm based in McLean, Va. The transaction will bolster BB&T's presence in the Washington, D.C. area.

               In addition to the mergers and acquisitions described above, BB&T completed the systems integration of F&M National Corporation of Winchester, Va., on March 18. The merger, completed in August 2001, provided BB&T with a major expansion in many excellent growth markets in Virginia, Maryland and West Virginia.

               On March 31, BB&T had $74.9 billion in assets and operated 1,132 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Alabama, Indiana and Washington, D.C. BB&T's common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T's common stock on April 10 was $37.96 per share.

               For additional information about BB&T's financial performance, company news, products and services, please visit our web site at www.BBandT.com.

               To hear a live webcast of BB&T's first quarter 2002 earnings conference call at 10 a.m. today, please visit our web site at www.BBandT.com. Replays of the conference call will be available through our web site until 5 p.m. (EDT) April 26.

#

               This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T's filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T's forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

		For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)		3/31/02	3/31/01	$	%

INCOME STATEMENT EXCLUDING NONRECURRING ITEMS (1)
Interest income - taxable equivalent		$1,119,623	$1,320,500	$(200,877)	(15.2)%
Interest expense		434,361	686,095	(251,734)	(36.7)
Net interest income - taxable equivalent		685,262	634,405	50,857	8.0
Less: Taxable equivalent adjustment		37,990	48,951	(10,961)	(22.4)
Net interest income		647,272	585,454	61,818	10.6
Provision for loan & lease losses		56,500	33,170	23,330	70.3
Net interest income after provision for loan & lease losses		590,772	552,284	38,488	7.0
Noninterest income (2)		374,720	305,881	68,839	22.5
Noninterest expense (3)		533,691	484,642	49,049	10.1
Income before income taxes		431,801	373,523	58,278	15.6
Provision for income taxes		122,554	112,078	10,476	9.3
Income excluding nonrecurring items (1)		309,247	261,445	47,802	18.3
Nonrecurring items, net of tax (1)		(398)	24,945	(25,343)	NM
Net income		$309,645	$236,500	$73,145	30.9%

PER SHARE DATA EXCLUDING NONRECURRING ITEMS (1)
Basic earnings		$.67	$.58	$.09	15.5%
Diluted earnings		.66	.57	.09	15.8
Weighted average shares -	Basic	462,902,144	452,634,896
	Diluted	468,604,312	459,429,071
Dividends paid on common shares		$.26	$.23	$.03	13.0%

PERFORMANCE RATIOS EXCLUDING NONRECURRING ITEMS (1)
Return on average assets		1.75%	1.58%
Return on average equity		19.39	19.32
Return on average realized equity (4)		20.32	19.90
Net yield on earning assets (taxable equivalent)		4.26	4.14
Efficiency (taxable equivalent) (5)		50.5	51.7

CASH BASIS PERFORMANCE EXCLUDING NONRECURRING ITEMS (1)(6)
Earnings excluding nonrecurring items		$311,951	$278,753	$33,198	11.9%
Diluted earnings per share		.67	.61	.06	9.8
Return on average tangible assets		1.80%	1.71%
Return on average tangible equity		23.46	24.23
Return on average realized tangible equity (4)		24.82	25.09
Efficiency ratio (taxable equivalent) (5)		50.1	49.8

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/02	3/31/01	$	%

INCOME STATEMENT
Interest income - taxable equivalent	$1,119,623	$1,320,500	$(200,877)	(15.2)%
Interest expense	434,361	686,095	(251,734)	(36.7)
Net interest income - taxable equivalent	685,262	634,405	50,857	8.0
Less: Taxable equivalent adjustment	37,990	48,951	(10,961)	(22.4)
Net interest income	647,272	585,454	61,818	10.6
Provision for loan & lease losses	56,500	42,020	14,480	34.5
Net interest income after provision for loan & lease losses	590,772	543,434	47,338	8.7
Noninterest income	374,720	332,011	42,709	12.9
Noninterest expense	548,310	538,498	9,812	1.8
Income before income taxes	417,182	336,947	80,235	23.8
Provision for income taxes	117,317	100,447	16,870	16.8
Income before cumulative effect of change in accounting principle	299,865	236,500	63,365	26.8
Cumulative effect of change in accounting principle	9,780	--	9,780	NM
Net Income	$309,645	$236,500	$73,145	30.9%

PER SHARE DATA
Basic earnings
Income before cumulative effect of change in accounting principle	$.65	$.52	$.13	25.0%
Cumulative effect of change in accounting principle	.02	--	.02	NM
Net income	.67	.52	.15	28.8
Diluted earnings
Income before cumulative effect of change in accounting principle	.64	.51	.13	25.5
Cumulative effect of change in accounting principle	.02	--	.02	NM
Net income	$.66	$.51	$.15	29.4%

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.76%	1.43%
Return on average equity	19.41	17.48
Return on average realized equity (4)	20.34	18.00

NOTES:		Applicable ratios are annualized.
	(1)	Nonrecurring items include $9.4 million in net after-tax expense associated with acquisitions, and the cumulative effect of a change in accounting principle which resulted in the recognition of income totaling $9.8 million.

	(2)	Excluding purchase accounting transactions, noninterest income would have increased $45.9 million, or 15.0%, for the quarter compared to the same period in 2001.
	(3)	Excluding purchase accounting transactions, noninterest expense would have increased $20.0 million, or 4.1%, for the quarter compared to the same period in 2001.
	(4)	Excludes the effect on average shareholders' equity of unrealized gains (losses) on securities available for sale.
	(5)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and nonrecurring items.
	(6)	Cash basis performance excludes the effect on earnings of amortization expense applicable to intangible assets and the unamortized balances of intangibles from assets and equity.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	As of / For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/02	3/31/01	$	%

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$17,515,228	$15,244,516	$2,270,712	14.9%
Securities held to maturity	44,189	438,199	(394,010)	(89.9)
Trading securities	143,976	187,218	(43,242)	(23.1)
Total securities	17,703,393	15,869,933	1,833,460	11.6
Commercial loans & leases	28,139,248	24,587,877	3,551,371	14.4
Consumer loans	11,962,560	11,124,471	838,089	7.5
Revolving credit loans	953,956	860,396	93,560	10.9
Mortgage loans	9,100,813	9,588,919	(488,106)	(5.1)
Total loans & leases	50,156,577	46,161,663	3,994,914	8.7
Allowance for loan & lease losses	705,905	601,788	104,117	17.3
Other earning assets	333,035	532,472	(199,437)	(37.5)
Total earning assets	67,924,614	62,153,135	5,771,479	9.3
Total assets	74,949,720	67,859,827	7,089,893	10.4
Noninterest-bearing deposits	7,142,729	6,096,581	1,046,148	17.2
Savings & interest checking	3,287,663	3,295,178	(7,515)	(.2)
Money rate savings	14,894,883	12,481,532	2,413,351	19.3
CDs and other time deposits	23,145,964	22,056,193	1,089,771	4.9
Total deposits	48,471,239	43,929,484	4,541,755	10.3
Short-term borrowed funds	6,043,367	6,001,435	41,932.7
Long-term debt	11,444,091	10,912,235	531,856	4.9
Total interest-bearing liabilities	58,815,968	54,746,573	4,069,395	7.4
Total shareholders' equity	$7,055,418	$5,624,614	$1,430,804	25.4

Average balances
Securities, at amortized cost	$16,482,625	$15,742,659	$739,966	4.7%
Commercial loans & leases	26,352,170	24,655,245	1,696,925	6.9
Consumer loans	11,387,897	11,021,870	366,027	3.3
Revolving credit loans	944,465	851,899	92,566	10.9
Mortgage loans	9,148,681	8,770,706	377,975	4.3
Total loans & leases	47,833,213	45,299,720	2,533,493	5.6
Other earning assets	454,518	478,978	(24,460)	(5.1)
Total earning assets	64,770,356	61,521,357	3,248,999	5.3
Total assets	71,481,681	66,955,391	4,526,290	6.8
Noninterest-bearing deposits	6,498,552	5,817,639	680,913	11.7
Savings & interest checking	3,201,268	3,496,877	(295,609)	(8.5)
Money rate savings	13,721,226	11,756,965	1,964,261	16.7
CDs and other time deposits	22,276,868	21,956,161	320,707	1.5
Total deposits	45,697,914	43,027,642	2,670,272	6.2
Short-term borrowed funds	5,930,689	6,604,135	(673,446)	(10.2)
Long-term debt	11,572,254	10,465,027	1,107,227	10.6
Total interest-bearing liabilities	56,702,305	54,279,165	2,423,140	4.5
Total shareholders' equity	$6,469,084	$5,487,154	$981,930	17.9

		As of / For the Quarter Ended

(Dollars in thousands)		3/31/02	12/31/01	9/30/01	6/30/01	3/31/01

MISCELLANEOUS INFORMATION (1)
Unrealized appreciation (depreciation) on
securities available for sale, net of tax		$ 160,399	$ 288,107	$ 407,966	$ 250,548	$ 248,575
Derivatives (notional value)		5,222,994	5,614,502	3,752,445	3,361,296	2,821,040
Fair value of derivatives portfolio		46,936	43,973	(2,407)	8,667	(12,954)
Common stock prices (daily close):	High	39.11	36.96	38.48	37.01	37.88
	Low	34.47	32.10	33.57	34.25	31.42
	End of period	38.11	36.11	36.45	36.70	35.17
Weighted average shares -	Basic	462,902,144	454,031,392	454,346,907	451,712,342	452,634,896
	Diluted	468,604,312	459,369,269	460,387,879	457,879,467	459,429,071
End of period shares outstanding		481,195,674	455,682,560	452,984,331	456,031,476	453,380,066
End of period banking offices		1,132	1,081	1,085	1,095	1,096
ATMs		1,718	1,613	1,614	1,430	1,374

NOTES:	All items referring to loans & leases include loans held for sale & are net of unearned income.
(1) BB&T had approximately 23,500 full-time equivalent employees at March 31, 2002.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/02	12/31/01	9/30/01	6/30/01	3/31/01

INCOME STATEMENTS EXCLUDING
NONRECURRING ITEMS (1)
Interest income - taxable equivalent
Interest & fees on loans & leases	$844,804	$897,529	$977,910	$998,665	$1,028,789
Interest & dividends on securities	272,326	278,719	279,120	278,356	285,256
Interest on short-term investments	2,493	2,228	3,514	4,988	6,455
Total interest income - taxable equivalent	1,119,623	1,178,476	1,260,544	1,282,009	1,320,500
Interest expense
Interest on deposits	259,602	315,532	381,409	421,861	447,467
Interest on short-term borrowed funds	26,449	35,451	55,913	58,251	88,700
Interest on long-term debt	148,310	152,488	154,498	153,438	149,928
Total interest expense	434,361	503,471	591,820	633,550	686,095
Net interest income - taxable equivalent	685,262	675,005	668,724	648,459	634,405
Less: Taxable equivalent adjustment	37,990	42,938	45,572	53,404	48,951
Net interest income	647,272	632,067	623,152	595,055	585,454
Provision for loan & lease losses	56,500	65,000	45,500	44,298	33,170
Net interest income after provision for
loan & lease losses	590,772	567,067	577,652	550,757	552,284
Noninterest income
Service charges on deposits	90,162	93,773	88,305	87,992	79,452
Mortgage banking income	50,562	39,194	52,068	51,482	41,192
Investment banking & brokerage fees & commissions	52,893	45,085	43,599	42,904	43,708
Trust revenue	23,128	18,962	22,931	23,929	25,076
Agency insurance commissions	63,883	45,724	44,120	45,049	41,953
Other insurance commissions	3,485	4,122	3,089	3,549	2,840
Other nondeposit fees & commissions	44,116	46,709	48,600	47,750	44,549
Securities gains (losses), net	13,407	32,257	3,786	3,576	3,632
Other income	33,084	31,183	30,095	27,368	23,479
Total noninterest income	374,720	357,009	336,593	333,599	305,881
Noninterest expense
Personnel expense	304,893	288,235	281,830	282,484	274,309
Occupancy & equipment expense	83,451	73,890	79,222	75,102	75,172
Foreclosed property expense	341	1,158	673	500	417
Amortization of intangibles	4,351	17,854	18,529	18,404	17,871
Other noninterest expense	140,655	140,144	134,456	133,161	116,873
Total noninterest expense	533,691	521,281	514,710	509,651	484,642
Income before income taxes	431,801	402,795	399,535	374,705	373,523
Provision for income taxes	122,554	115,049	116,020	107,278	112,078
Income excluding nonrecurring items (1)	$309,247	$287,746	$283,515	$267,427	$261,445

PER SHARE DATA EXCLUDING
NONRECURRING ITEMS (1)
Basic earnings	$.67	$.63	$.62	$.59	$.58
Diluted earnings	.66	.63	.62	.58	.57
Dividends paid on common shares	.26	.26	.26	.23	.23
Book value per share	$14.66	$13.50	$13.18	$12.84	$12.41

RATIOS EXCLUDING
NONRECURRING ITEMS (1)
Return on average assets	1.75%	1.62%	1.62%	1.58%	1.58%
Return on average equity	19.39	18.56	19.05	18.95	19.32
Return on average realized equity (2)	20.32	19.89	20.00	19.74	19.90
Net yield on earning assets (taxable equivalent)	4.26	4.20	4.19	4.16	4.14
Efficiency (taxable equivalent) (3)	50.5	50.3	51.3	52.0	51.7
Noninterest income as a percentage of
total income (taxable equivalent) (3)	35.1	34.5	33.2	33.7	32.3
Equity as a percentage of total assets
end of period	9.4	8.7	8.5	8.5	8.3
Average earning assets as a percentage of
average total assets	90.6	90.7	91.4	91.7	91.9
Average loans & leases as a percentage of
average deposits	104.7	105.7	106.0	104.3	105.3

CASH BASIS PERFORMANCE EXCLUDING
NONRECURRING ITEMS (1)(4)
Earnings excluding nonrecurring items	$311,951	$304,526	$300,643	$285,243	$278,753
Diluted earnings per share	.67	.66	.65	.62	.61
Return on average tangible assets	1.80%	1.73%	1.73%	1.72%	1.71%
Return on average tangible equity	23.46	22.87	23.57	24.00	24.23
Return on average realized tangible equity (2)	24.82	24.81	24.94	24.91	25.09
Efficiency ratio (taxable equivalent) (3)	50.1	48.6	49.6	50.2	49.8

NOTES:		Applicable ratios are annualized.
	(1)	Net nonrecurring items totaled $.4 million, $9.8 million, $61.5 million, $30.2 million and $24.9 million, net of tax, for the quarters ended March 31, 2002, December 31, 2001, September 30, 2001, June 30, 2001 and March 31, 2001, respectively.

	(2)	Excludes the effect on average shareholders' equity of unrealized gains (losses) on securities available for sale.
	(3)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and nonrecurring items.
	(4)	Cash basis performance excludes the effect on earnings of amortization expense applicable to intangible assets and the unamortized balances of intangibles from assets and equity

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/02	12/31/01	9/30/01	6/30/01	3/31/01

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$17,515,228	$16,621,684	$16,679,755	$15,370,474	$15,244,516
Securities held to maturity	44,189	40,496	38,379	308,846	438,199
Trading securities	143,976	97,675	116,523	120,381	187,218
Total securities	17,703,393	16,759,855	16,834,657	15,799,701	15,869,933
Commercial loans & leases	28,139,248	25,959,142	25,532,901	25,102,074	24,587,877
Consumer loans	11,962,560	11,214,193	11,278,277	11,228,486	11,124,471
Revolving credit loans	953,956	951,319	908,868	892,969	860,396
Mortgage loans	9,100,813	9,318,519	9,429,390	9,803,743	9,588,919
Total loans & leases	50,156,577	47,443,173	47,149,436	47,027,272	46,161,663
Allowance for loan & lease losses	705,905	644,418	634,552	610,171	601,788
Other earning assets	333,035	360,789	370,912	506,263	532,472
Total earning assets	67,924,614	64,087,088	63,685,851	62,923,591	62,153,135
Total assets	74,949,720	70,869,945	70,309,046	68,811,370	67,859,827
Noninterest-bearing deposits	7,142,729	6,939,640	6,356,051	6,419,145	6,096,581
Savings & interest checking	3,287,663	3,013,702	3,094,104	3,263,459	3,295,178
Money rate savings	14,894,883	13,902,088	13,156,255	12,768,711	12,481,532
CDs and other time deposits	23,145,964	20,877,845	22,607,819	22,499,458	22,056,193
Total deposits	48,471,239	44,733,275	45,214,229	44,950,773	43,929,484
Short-term borrowed funds	6,043,367	6,649,100	5,923,442	5,704,614	6,001,435
Long-term debt	11,444,091	11,721,076	11,408,329	10,864,249	10,912,235
Total interest-bearing liabilities	58,815,968	56,163,811	56,189,949	55,100,491	54,746,573
Total shareholders' equity	7,055,418	6,150,209	5,969,828	5,855,699	5,624,614
Goodwill	1,463,532	879,903	792,689	804,916	797,494
Core deposit & other intangibles	104,411	54,456	42,950	41,721	43,030
Total intangibles	1,567,943	934,359	835,639	846,637	840,524
Mortgage servicing rights	386,386	359,037	340,746	295,527	237,978
Negative goodwill	$--	$9,780	$10,465	$11,143	$12,704

Average balances
Securities, at amortized cost	$16,482,625	$16,239,595	$16,015,660	$15,542,138	$15,742,659
Commercial loans & leases	26,352,170	25,801,611	25,497,844	25,083,430	24,655,245
Consumer loans	11,387,897	11,249,000	11,278,665	11,112,264	11,021,870
Revolving credit loans	944,465	919,501	897,121	871,586	851,899
Mortgage loans	9,148,681	9,452,120	9,510,234	9,348,150	8,770,706
Total loans & leases	47,833,213	47,422,232	47,183,864	46,415,430	45,299,720
Other earning assets	454,518	354,614	437,959	453,386	478,978
Total earning assets	64,770,356	64,016,441	63,637,483	62,410,954	61,521,357
Total assets	71,481,681	70,610,330	69,590,582	68,087,219	66,955,391
Noninterest-bearing deposits	6,498,552	6,560,631	6,319,783	6,119,524	5,817,639
Savings & interest checking	3,201,268	3,240,975	3,313,821	3,398,441	3,496,877
Money rate savings	13,721,226	13,208,472	12,654,015	12,371,408	11,756,965
CDs and other time deposits	22,276,868	21,864,320	22,237,050	22,628,040	21,956,161
Total deposits	45,697,914	44,874,398	44,524,669	44,517,413	43,027,642
Short-term borrowed funds	5,930,689	6,427,523	6,451,865	5,572,755	6,604,135
Long-term debt	11,572,254	11,492,851	11,174,903	10,975,583	10,465,027
Total interest-bearing liabilities	56,702,305	56,234,141	55,831,654	54,946,227	54,279,165
Total shareholders' equity	$6,469,084	$6,150,335	$5,903,303	$5,659,565	$5,487,154

RISK-BASED CAPITAL (1)
Risk-based capital:
Tier 1	$5,371,990	$5,002,896	$4,829,647	$4,828,028	$4,628,313
Total	7,201,714	6,796,958	6,613,329	5,950,114	5,860,999
Risk-weighted assets	53,800,991	50,972,300	50,130,294	49,587,717	48,396,432
Average quarterly tangible assets	69,705,579	69,262,888	68,411,234	67,464,682	65,781,373
Risk-based capital ratios:
Tier 1	10.0%	9.8%	9.6%	9.7%	9.6%
Total	13.4	13.3	13.2	12.0	12.1
Leverage capital ratio	7.7	7.2	7.1	7.2	7.0

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income.
	(1)	Current quarter information is estimated.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/02		12/31/01		9/30/01		6/30/01		3/31/01

ASSET QUALITY ANALYSIS
Allowance For Loan & Lease Losses
Beginning balance	$644,418		$634,552		$610,171		$601,788		$578,107
Allowance for acquired loans, net	61,177		9,047		--		9,470		10,566
Provision for loan & lease losses	56,500		65,000		68,500		48,798		42,020
Charge-offs	(67,206)		(76,082)		(54,885)		(59,750)		(40,512)
Recoveries	11,016		11,901		10,766		9,865		11,607

Net charge-offs	(56,190)		(64,181)		(44,119)		(49,885)		(28,905)

Ending balance	$705,905		$644,418		$634,552		$610,171		$601,788

Nonperforming Assets
Nonaccrual loans & leases	$354,916		$316,607		$266,384		$244,711		$203,710
Foreclosed real estate	46,687		39,106		34,601		27,725		41,132
Other foreclosed property	20,734		17,858		17,733		20,494		22,946
Restructured loans	--		--		183		521		2,574

Nonperforming assets	$422,337		$373,571		$318,901		$293,451		$270,362

Loans 90 days or more past due
& still accruing	$100,962		$101,778		$93,968		$84,399		$83,001
Loans 90 days or more past due & still accruing
as a percentage of total loans and leases	.20%		.21%		.20%		.18%		.18%

Asset Quality Ratios
Nonaccrual and restructured loans & leases
as a percentage of total loans & leases	.71%		.67%		.57%		.52%		.45%
Nonperforming assets as a percentage of:
Total assets	.56		.53		.45		.43		.40
Loans & leases plus
foreclosed property	.84		.79		.68		.62		.58
Net charge-offs as a percentage of
average loans & leases	.48		.54		.37		.43		.26
Net charge-offs excluding specialized
lending as a percentage of average
loans & leases (1)	.37		.46		.30		.37		.20
Allowance for loan & lease losses as
a percentage of loans & leases	1.41		1.36		1.35		1.30		1.30
Ratio of allowance for loan & lease losses to:
Net charge-offs	3.10	x	2.53	x	3.63	x	3.05	x	5.13	x
Nonaccrual and restructured loans & leases	1.99		2.04		2.38		2.49		2.92

	For the Quarter Ended

	3/31/02	12/31/01	9/30/01	6/30/01	3/31/01

ANNUALIZED INTEREST YIELDS / RATES (2)
Interest income:
Securities & other	6.49%	6.77%	6.87%	7.09%	7.20%
Loans & leases	7.14	7.52	8.24	8.63	9.19

Total earning assets	6.97	7.33	7.88	8.23	8.66

Interest expense:
Interest-bearing deposits	2.69	3.27	3.96	4.41	4.88
Short-term borrowed funds	1.81	2.19	3.44	4.19	5.45
Long-term debt	5.19	5.27	5.49	5.60	5.79

Total interest-bearing liabilities	3.10	3.55	4.21	4.62	5.12

Net yield on earning assets	4.26%	4.20%	4.19%	4.16%	4.14%

NOTES:		All items referring to loans & leases include loans held for sale & are net of unearned income.
	(1)	Excludes net charge-offs and average loans from BB&T's consumer finance subsidiaries.
	(2)	Excludes nonrecurring items. Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/02	3/31/01	$	%

SELECTED BALANCES EXCLUDING PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans & leases	$27,969,607	$26,519,614	$1,449,993	5.5%
Consumer loans	11,884,736	11,742,611	142,125	1.2
Revolving credit loans	963,688	882,230	81,458	9.2
Mortgage loans (2)	10,239,377	10,241,732	(2,355)	--
Total loans & leases	51,057,408	49,386,187	1,671,221	3.4
Noninterest-bearing deposits (3)	7,165,204	6,457,941	707,263	11.0
Interest-bearing transaction accounts	17,987,496	16,585,341	1,402,155	8.5
CD's and other time deposits	23,612,089	24,272,245	(660,156)	(2.7)
Total deposits	$48,764,789	$47,315,527	$1,449,262	3.1%

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/02	3/31/01	$	%

SELECTED RECURRING INCOME STATEMENT ITEMS
EXCLUDING PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	$669,208	$634,405	$34,803	5.5%
Noninterest income
Service charges on deposits	88,212	79,452	8,760	11.0
Mortgage banking income (4)	49,939	41,192	8,747	21.2
Investment banking & brokerage fees & commissions	52,772	43,708	9,064	20.7
Trust revenue	22,192	25,076	(2,884)	(11.5)
Agency insurance commissions	46,685	41,953	4,732	11.3
Other insurance commissions	3,398	2,840	558	19.6
Other nondeposit fees & commissions	43,253	44,549	(1,296)	(2.9)
Securities gains (losses), net (4)	13,413	3,632	9,781	NM
Other income	31,955	23,479	8,476	36.1
Total noninterest income	351,819	305,881	45,938	15.0
Noninterest expense
Personnel expense	286,128	274,309	11,819	4.3
Occupancy & equipment expense	81,035	75,172	5,863	7.8
Other noninterest expense	137,486	135,161	2,325	1.7
Total noninterest expense	$504,649	$484,642	$20,007	4.1%

NOTES:	(1)	Amounts adjusted to exclude growth that resulted from the timing of acquisitions purchased during 2002 and 2001.
	(2)	Excludes the impact of mortgage loan securitization programs in 2001.
	(3)	Excludes the impact of the outsourcing of official checks in both 2002 and 2001.
	(4)	Mortgage banking income includes a $9.8 million provision for the impairment of mortgage servicing rights in the 1st quarter of 2002. Securities gains (losses), net also includes a $9.8 million gain to offset this provision

	NM	- not meaningful.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       April 11, 2002